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                                                                     EXHIBIT 4.2

                        BUSINESS CORPORATIONS ACT (YUKON)
                               (SECTION 30 OR 179)
                                                                       FORM 5-01

                              ARTICLES OF AMENDMENT

1.       Name of Corporation:   PLC SYSTEMS INC.

2.       Corporate Access Number:   27034

3. The Articles of the above named Corporation are amended pursuant to a court order:

         Yes _______                No ___X___


4.       The Articles of the above named Corporation are amended as follows:

         1. Paragraph (3) of Appendix 2 attached to the Corporation's Articles of Continuance be deleted and replaced with the following:

                  (3) At each annual meeting of the Corporation, the Corporation shall, subject to subparagraphs (4) and
                           (5) below, elect directors to the Board of Directors as may be required to fill any positions vacated by reason of the expiration of the term of office of one or more of the directors. A director may be elected for a term of office of one or more years of office as may be specified in the resolution by which he is elected. In this part, "year of office" means the period of time commencing on the date of an annual general meeting of the Corporation and ending on the date of the annual general meeting held in the next subsequent calendar year. If in any calendar year the Corporation does not hold an annual general meeting, the directors whose terms of office would have expired in such calendar year shall be deemed to have been elected as directors on the last date on which the annual general meeting could have been held in such calendar year pursuant to the BUSINESS CORPORATIONS ACT (Yukon) and each director so deemed elected may hold office until the next annual general meeting is held and other directors are elected.

                  (4) The directors or the shareholders may fix the number of directors on the Board of Directors from time to time as long as the total number of directors is neither greater than the maximum nor less than the minimum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance and provided that the shareholders or directors are not varying the term of office of any director whose office has not expired. The directors or the shareholders, by special resolution, may vary the term of office of any director.


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                  (5)      A vacancy on the Board of Directors shall not exist
                           where the directors or the shareholders decrease the number of directors upon the expiration of the term of office of one or more of the directors as long as the total number of directors is not less than the minimum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

         2. For greater certainty, Appendix 2, as amended, is attached hereto in its entirety.

5.       Date                Signature                           Title

           6-14-02           /s/ JAMES G. THOMASCH               CFO
         -----------         -------------------------           ---

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                                  APPENDIX "2"
                  ATTACHED TO AND FORMING PART OF THE FORM 3-01
                           ARTICLES OF CONTINUANCE OF
                                PLC SYSTEMS INC.
                               (THE "CORPORATION")

(1) The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

(2) Meeting of Shareholders shall be held in the Cities of Boston, in the State of Massachusetts, New York, in the State of New York, Vancouver in the Province of British Columbia or such other place or places as the directors in their absolute discretion may determine from time to time.

(3) At each annual meeting of the Corporation, the Corporation shall, subject to subparagraphs (4) and (5) below, elect directors to the Board of Directors as may be required to fill any positions vacated by reason of the expiration of the term of office of one or more of the directors. A director may be elected for a term of office of one or more years of office as may be specified in the resolution by which he is elected. In this part, "year of office" means the period of time commencing on the date of an annual general meeting of the Corporation and ending on the date of the annual general meeting held in the next subsequent calendar year. If in any calendar year the Corporation does not hold an annual general meeting, the directors whose terms of office would have expired in such calendar year shall be deemed to have been elected as directors on the last date on which the annual general meeting could have been held in such calendar year pursuant to the BUSINESS CORPORATIONS ACT (Yukon) and each director so deemed elected may hold office until the next annual general meeting is held and other directors are elected.

(4) The directors or the shareholders may fix the number of directors on the Board of Directors from time to time as long as the total number of directors is neither greater than the maximum nor less than the minimum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance and provided that the shareholders or directors are not varying the term of office of any director whose office has not expired. The directors or the shareholders, by special resolution, may vary the term of office of any director.

(5) A vacancy on the Board of Directors shall not exist where the directors or the shareholders decrease the number of directors upon the expiration of the term of office of one or more of the directors as long as the total number of directors is not less than the minimum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

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                         YUKON BUSINESS CORPORATIONS ACT
                                  (SECTION 190)

                                                                       FORM 3-01
                             ARTICLES OF CONTINUANCE
--------------------------------------------------------------------------------

1.       NAME OF CORPORATION:

         PLC SYSTEMS INC.
--------------------------------------------------------------------------------

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, having the special rights and restrictions set forth in Appendix "1" hereto.
--------------------------------------------------------------------------------

3.       RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:

         None.
--------------------------------------------------------------------------------

4.       NUMBER (OR MINIMUM OR MAXIMUM NUMBER) OF DIRECTORS:

         Minimum of 3      Maximum of 20
--------------------------------------------------------------------------------

5.       RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:

         The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph or irrigation company.
--------------------------------------------------------------------------------

6.       IF CHANGE OF NAME EFFECTED, PREVIOUS NAME:

         Not applicable.
--------------------------------------------------------------------------------

7.       DETAILS OF INCORPORATION:

         The Corporation was incorporated on March 3, 1987 under the name "Videx Communication Systems Inc." by registration of memorandum pursuant to the COMPANY ACT (British Columbia) under Certificate of Incorporation No. 322734. The Corporation changed its name on May 20, 1987 to PLC Systems Inc.
--------------------------------------------------------------------------------

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8.       OTHER PROVISIONS, IF ANY:

         See attached Appendix "2" hereto.
--------------------------------------------------------------------------------

9.       DATE: March 4, 1999 SIGNATURE: /s/ Jennifer T. Miller  TITLE: Secretary


--------------------------------------------------------------------------------

                                  APPENDIX "1"
                    ATTACHED TO AND FORMING PART OF FORM 3-01

                           ARTICLES OF CONTINUANCE OF
                                PLC SYSTEMS INC.
                               (THE "CORPORATION")

The following special rights and restrictions shall be attached to the preferred shares ("preferred shares"):

     (i) The preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Appendix "1";

     (ii) Preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time by resolution passed before the issue of any preferred shares of any particular series, alter the Articles of the Company to fix the number of preferred shares of any particular series, alter the Articles of the Company to fix the number of preferred shares in, and to determine the designation of the preferred shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preferred shares of that series including, but without in any way limiting or restricting the generality of the foregoing: the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative; the dates, places and currencies of payment thereof; the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium; conversion or exchange rights or rights of retraction (provided that any such conversion or exchange rights or rights of retraction shall be in accordance with the provisions existing at the time of creation of such series relating to conversion, exchange, or retraction as prescribed by the policies of the American Stock Exchange or any other stock exchange on which the shares of the Company are then listed); the terms and conditions of any share purchase plan or sinking fund; and voting rights and restrictions, but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (iii) and
          (iv) of this Appendix "1";

    (iii) Holders of preferred shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, to receive before any distribution to be made to holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital, the amount due to such holders of preferred shares in accordance with the Articles with respect to each preferred share held by them, together with all accrued and unpaid cumulative dividends, (if any and if preferential) thereon, and all declared and

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          unpaid non-cumulative dividends (if any and if preferential) thereon.
          After payment to holders of preferred shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preferred shares; and

     (iv) Except for such voting rights as may be attached to any series of the preferred shares by the directors, holders of preferred shares shall not be entitled as such to vote at, any general meeting of shareholders of the Company. Holders of preferred shares shall be given notice of and be invited to attend meetings of voting shareholders of the Company.

                                  APPENDIX "2"

                  ATTACHED TO AND FORMING PART OF THE FORM 3-01
                           ARTICLES OF CONTINUANCE OF
                                PLC SYSTEMS INC.
                               (THE "CORPORATION")

     (1) The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

     (2) Meeting of Shareholders shall be held in the Cities of Boston, in the State of Massachusetts, New York, in the State of New York, Vancouver in the Province of British Columbia or such other place or places as the directors in their absolute discretion may determine from time to time.

     (3) At each annual general meeting of the Company, the Company shall elect directors to the Board of Directors as may be required to fill any positions vacated by reason of the expiration of the term of office of one or more of the directors. A director may be elected for a term of office of one or more years of office as may be specified in the resolution by which he is elected. In this part, "year or office" means the period of time commencing on the date of an annual general meeting of the Company and ending on the date of the annual general meeting held in the next subsequent calendar year. If in any calendar year the Company does not hold an annual general meeting, the directors whose terms of office would have expired in such calendar year shall be deemed to have been elected as directors on the last date on which the annual general meeting could have been held in such calendar year pursuant to the Yukon Business Corporations Act and each director so deemed elected may hold office until the next annual general meeting is held and other directors are elected. The shareholders may, by special resolution, vary the term of office of any director.